Exhibit 10.21

July 23, 2007

Tom Credelle
407 Scotts Bluff Place
Morgan Hill, CA  95037

Re:           Employment with PureDepth, Inc.

Dear Tom:

PureDepth, Inc. is pleased to confirm the terms of your employment as provided in the offer letter of May 7, 2007.  Please confirm your acceptance by execution of a counterpart copy of this letter agreement where indicated below.

1.           Employment.  Company hereby affirms Employee’s employment, and Employee hereby affirms his acceptance of employment, upon the terms and conditions set forth herein.

2.           Duties.

2.1           Position.  Employee is employed as of Senior Vice President of World Wide Engineering and shall report to and have the duties and responsibilities assigned by Company’s Chief Executive Officer both upon initial hire and as may be reasonably assigned from time to time.  Employee shall perform faithfully and diligently all duties assigned to Employee.

2.2           Best Efforts/Full-time.  Employee will expend Employee’s best efforts on behalf of Company, and will abide by all policies and decisions made by Company, as well as all applicable federal, state and local laws, regulations or ordinances.  Employee will act in the best interest of Company at all times.  Employee shall devote Employee’s full business time and efforts to the performance of Employee’s assigned duties for Company.

255 Shoreline Drive Suite 610 Redwood City, CA 94065 Phone (650) 632-0800 Fax (650) 632-0818
www.puredepth.com

3.           Term.

3.1           Term.  The employment relationship pursuant to this Agreement shall be on an at-will basis and may be terminated by the Company or the Employee at any time, for any reason subject to the provisions regarding termination as set forth in section 6 below.

3.2           Start Date.  Employee’s employment with the Company began as of June 11, 2007.

4.           Compensation.

4.1           Base Salary.  As compensation for Employee’s performance of Employee’s duties hereunder, Company shall pay to Employee a base salary of $185,000.00 per year, payable in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes.  In the event Employee’s employment under this Agreement is terminated by either party, for any reason, Employee will earn the Base Salary pro rated to the date of termination.  Employee’s Base Salary shall be subject to review by the CEO/Board on an annual basis.

4.2           Equity  Subject to approval by the Board, Employee will be granted a stock option to purchase 500,000 shares of Company common stock.  The exercise price of the Option will be equal to the fair market value of the Company’s common stock on your Option grant date.  The Option will also be subject to the terms and conditions of the Company’s 2006 Stock Plan and form of stock option agreement, which you will be required to sign as a condition of receiving the Option.  Subject to Employee’s continued employment, the Option shall vest as follows:  a three (3) year vesting period with the Option vesting in equal quarterly installments with an initial cliff vesting period of six (6) months.  To the extent that adequate shares are not available under the Plan for part or all of your stock option grant, the stock Option grant for such shares will be remain subject to the approval by the Company’s stockholders of any increase in the number of shares available under the Plan (and such approval date shall be the Option grant date for purposes of the determining the fair market value exercise price).

4.3           Bonus.  Employee shall be eligible for an annual bonus pursuant to the terms and requirements of the Company’s senior management bonus plan or other plan determined by the CEO or Board of Director’s Compensation Committee.  The annual bonus shall be in an amount up to and shall not exceed fifty percent (50%) of Employee’s then current annul base salary (and shall be pro-rated for the first year), and twenty-five percent (25%) of which, if earned, will be eligible for payment after 120 days of employment (in the first year, but not subsequent years).

255 Shoreline Drive Suite 610 Redwood City, CA 94065 Phone (650) 632-0800 Fax (650) 632-0818
www.puredepth.com

4.4           Customary Fringe Benefits, Vacation.  Employee will be eligible for all customary and usual fringe benefits generally available to employees of Company subject to the terms and conditions of Company’s current benefit plans as operated for all U.S. resident staff by Administaff.  Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time. Employee will be entitled to four (4) weeks of paid vacation per year.

5.           Business Expenses.  Employee will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of Employee’s duties on behalf of Company.  To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation, all in accordance with Company’s policies.

6.           Termination of Employee’s Employment.

6.1           Termination for Cause by Company.  Although Company anticipates a mutually rewarding employment relationship with Employee, Company may terminate Employee’s employment immediately at any time for Cause if the CEO/Company finds that good grounds exist for a "for cause" termination.  For purposes of this Agreement, Cause shall mean  (1) the Employee’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; (2)  the Employee’s unauthorized use, misappropriation, destruction or diversion of any material asset or corporate opportunity of the Company (including, without limitation, the Employee’s improper use or disclosure of the Company’s confidential or proprietary information or his failure to abide by Company policies relating to confidentiality or reasonable workplace conduct); (3) any intentional act by the Employee which has a material detrimental effect on the Company’s reputation or business, (4) any material breach by the Employee of this Agreement and any other agreement between the Company and Employee, including without limitation, the Company’s Employee Proprietary Rights Agreement/Non-Disclosure Agreement, which breach is not cured within 15 days after Employee receives written notice from the CEO specifying said breach; or (5) the Employee’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Employee’s ability to perform his duties with the Company.  In the event Employee’s employment is terminated in accordance with this subsection 6.1, Employee shall be entitled to receive only the Base Salary then in effect, pro rated to the date of termination.  Employee will also be permitted to retain all rights to fringe benefits and/or equity that had vested as of the date of his termination.  All other Company obligations to Employee pursuant to this Agreement will become automatically terminated and completely extinguished.  Employee will not be entitled to receive the Severance described in subsection 6.2 below.

255 Shoreline Drive Suite 610 Redwood City, CA 94065 Phone (650) 632-0800 Fax (650) 632-0818
www.puredepth.com

6.2           Termination Without Cause by Company/Severance. Company may terminate Employee’s employment under this Agreement without Cause at any time.  In the event of such termination, Employee willreceive (i) the Base Salary then in effect, pro rated to the date of termination, and (ii) a ”Severance Payment” equal to four (4) months of Employee’s Base Salary then in effect on the date of termination, less applicable withholding, payable in accordance with the Company’s standard payroll procedures following the effective date of the release of claims described in (b) herein.  The Severance Payment (hereafter, referred to as “Severance”) shall be provided to Employee subject to the following:  (a) Employee complies with all surviving provisions of this Agreement as specified in subsection 11.8 below; and (b) Employee executes a full general release in a form satisfactory to the Company, releasing all claims, known or unknown, that Employee may have against Company arising out of or any way related to Employee’s employment or termination of employment with Company.

6.3           Voluntary Resignation by Employee.  Employee may voluntarily resign Employee’s position with Company, at any time on thirty (30) days’ advance written notice (which notice may be waived in writing by the Company).  In the event of Employee’s resignation, Employee will not be entitled to receive the Severance described in subsection 62 above.

7.           No Conflict of Interest.  During the term of Employee’s employment with Company, Employee must not engage in any work, paid or unpaid, that creates an actual conflict of interest with Company, or which otherwise materially impairs Employee’s ability to perform the services contemplated hereunder.  Such work shall include, but is not limited to, directly or indirectly competing with Company in any way, or acting as an officer, director, employee, consultant, over 5% stockholder, volunteer, lender, or agent of any business enterprise of which is in competition with the business in which Company is now engaged or in which Company becomes engaged during the term of Employee’s employment with Company, as may be determined by the Company in its sole discretion.  If the Company believes such a conflict exists during the term of this Agreement, the Company may ask Employee to choose to discontinue the other work or resign employment with Company if he chooses not to discontinue the other work.  Employee agrees to notify the Company of any potential relationship which may reasonably trigger the conflict of interest provisions of this paragraph.

8.           Confidentiality and Proprietary Rights.  As a condition of employment, Employee agrees to read, sign and abide by the terms of Company’s Employee Proprietary Rights Assignment Agreement/Non-Disclosure Agreement, which is provided with this Agreement and incorporated herein by reference.

9.           Nonsolicitation.  Employee understands and agrees that Company’s employees and any information regarding Company employees are confidential and constitute trade secrets of the Company.  Employee agrees that during the term of this Agreement and for a period of one (1) year after the termination of employment with the Company, Employee will not, separately or in conjunction with others, encourage or cause others to solicit or personally encourage any employees of the Company to terminate or alter their relationships with the Company.

255 Shoreline Drive Suite 610 Redwood City, CA 94065 Phone (650) 632-0800 Fax (650) 632-0818
www.puredepth.com

10.           Agreement to Arbitrate.  In the event of any dispute or claim relating to or arising out of Employee’s employment relationship with the Company, this Agreement, or the termination of Employee’s employment with the Company for any reason (including, but not limited to, any claims of breach of contract, defamation, wrongful termination or age, sex, sexual orientation, race, color, national origin, ancestry, marital status, religious creed, physical or mental disability or medical condition or other discrimination, retaliation or harassment), Employee and the Company agree that all such disputes shall be fully resolved by confidential, binding arbitration conducted by a single arbitrator through the American Arbitration Association (“AAA”) under the AAA’s National Rules for the Resolution of Employment Disputes then in effect, which are available online at the AAA’s website at www.adr.org.  Claims for breach of the Company’s Employee Proprietary Rights and Assignment Agreement/Non-Disclosure Agreement are excluded.

11.           General Provisions.

11.1           Successors and Assigns.  The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company.  Employee shall not be entitled to assign any of Employee’s rights or obligations under this Agreement.

11.2           Waiver.  Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

11.3           Attorneys’ Fees.  Each side will bear its own attorneys’ fees in any dispute unless a statutory section at issue, if any, authorizes the award of attorneys’ fees to the prevailing party.

11.4           Severability.  In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

255 Shoreline Drive Suite 610 Redwood City, CA 94065 Phone (650) 632-0800 Fax (650) 632-0818
www.puredepth.com

11.5           Interpretation; Construction.  The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement.  This Agreement has been drafted by legal counsel representing Company, but Employee has participated in the negotiation of its terms.  Furthermore, Employee acknowledges that Employee has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

11.6           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California.  Each party consents to the jurisdiction and venue of the state or federal courts in San Mateo County, California, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

11.7           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c ) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt.  Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

11.8           Survival.  Sections 7 (“No Conflict of Interest”), 8 (“Confidentiality and Proprietary Rights”), 9 (“Nonsolicitation”), 10 (“Agreement to Arbitrate”), 11 (“General Provisions”) and 12 (“Entire Agreement”) of this Agreement shall survive Employee’s employment by Company.

12.           Entire Agreement.  This Agreement, including the Company Employee Proprietary Rights Assignment Agreement/Non-Disclosure Agreement incorporated herein by reference and Company’s stock option plan and related option documents described in subsection 4.2 of this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.  This Agreement may be amended or modified only with the written consent of Employee and the Board, including without limitation any changes that may be necessary to comply with the provisions of Section 409A of the Code, to the extent applicable.  No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

255 Shoreline Drive Suite 610 Redwood City, CA 94065 Phone (650) 632-0800 Fax (650) 632-0818
www.puredepth.com

13.           Authority  The individual signing this Agreement on behalf of the Company has the authority to bind the Company to the terms of this Agreement and both parties will be considered bound to the terms of this Agreement upon their signatures thereto below.

Tom, we are excited and pleased to have you join the PureDepth team.

Sincerely,

__________________________________________
Jon McCaman
Chief Financial Officer
PureDepth, Inc.

Date: ______________________________________

Acknowledged, Accepted and Agreed:

___________________________________________
Tom Credelle

___________________________________________
Date:

255 Shoreline Drive Suite 610 Redwood City, CA 94065 Phone (650) 632-0800 Fax (650) 632-0818
www.puredepth.com